SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-12

GENTEX CORPORATION
(Name of Registrant as Specified in Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, Schedule, or Registration Statement No.: __________________________________________________
(3)	Filing Party: ___________________________________________________________________________
(4)	Date Filed: ____________________________________________________________________________

600 North Centennial Street
Zeeland, Michigan 49464

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        The Annual Meeting of the Shareholders of Gentex Corporation (“the Company”), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 14, 2009, at 4:30 p.m. EST, for the following purposes:

1.	To elect three directors as set forth in the Proxy Statement.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2009.

3.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

        The Board of Directors recommends a vote FOR Items 1 and 2.

        Shareholders of record as of the close of business on March 19, 2009, are entitled to notice of, to attend, and to vote at the meeting. We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of this notice and Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method. If your shares are held in “street name,” (that is held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be held on May 14, 2009

        You are receiving this notice that the proxy materials for our 2009 Annual Meeting of Shareholders are available on the Internet. The following proxy materials can be found https://www.proxyvote.com:

•	Company’s 2009 Proxy Statement;
•	Company’s Annual Report to Shareholders for the year ended December 31, 2008; and
•	Proxy Card.

        Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you may withdraw your earlier-dated Proxy.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Connie Hamblin Connie Hamblin Secretary

April 3, 2009

GENTEX CORPORATION

600 North Centennial Street
Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 14, 2009

QUESTIONS & ANSWERS

PROXY STATEMENT

Why am I receiving this Proxy Statement?

The Company’s Board of Directors is soliciting proxies for the 2009 Annual Meeting of Shareholders. You are receiving a Proxy Statement because you owned shares of the Company’s common stock on March 19, 2009, which entitles you to notice of, to attend, and to vote at the meeting. By use of a Proxy, you can vote whether or not you plan to attend the meeting. The Proxy Statement describes the matters on which the Board would like you to vote and provides information on those matters so that you can make an informed decision.

The Notice of the Annual Meeting (including Notice Regarding the Availability of Proxy Materials), Proxy Statement, and Proxy Card are being mailed to shareholders on or about April 3, 2009. These materials are available at https://www.proxyvote.com.

What will I be voting on?

•	Election of three directors (see pages 5-7).
•	Ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2009 (see pages 29-30).

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors and FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2009.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your Proxy will not be counted.

Please note that there are separate telephone and Internet arrangements depending upon whether you are a holder of record [that is, if your shares are registered in your own name with our transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in “street name” (that is, if your shares are held for you by a broker or other nominee).

Shareholders of record voting by Proxy may use one of the following three options:

•	Voting by Internet (log on to https://www.proxyvote.com and follow the directions there). We recommend you vote this way as it is the most cost-effective method; or
•	Voting by toll-free telephone (instructions are on the Proxy Card or Voting Instruction Form); or
•	Filling out the enclosed Proxy Card, signing it, and mailing it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee to see which options are available to you.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EST on May 13, 2009. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Secretary of the Company at the address on the cover of the Proxy Statement;
•	Delivering a later-dated Proxy (including a telephone or Internet vote); or
•	Voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 19, 2009.

How many shares are entitled to vote?

There were 137,624,459 shares of the Company common stock outstanding as of March 19, 2009, and entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock issued and outstanding as of March 19, 2009, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card?

If you return a Proxy Card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board listed on the card.
•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2009.

How many votes are needed for the approval of items upon which the shareholders are being asked to vote?

•	Under Michigan law, the three nominees for director will be elected by a plurality of the votes cast.
•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2009, is by a majority of the votes cast.

What if I vote “abstain?”

A vote to “abstain” on the election of the directors or on the proposal will have no effect on the outcome.

What if I do not return my Proxy Card and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted. If you hold your shares in “street name,” and you do not give your broker or other nominee specific voting instructions for your shares, your broker or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on the proposals, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors or the proposal.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; or
•	to facilitate successful Proxy solicitation by our Board.

Occasionally, shareholders provide written comments on their Proxy Cards which are then forwarded to the Company’s management.

ANNUAL REPORT

Will I receive a copy of the Company’s Annual Report?

Unless you have previously elected to view the Company’s Annual Report over the Internet, we have mailed the Annual Report for the year ended December 31, 2008, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other information. We urge you to read it carefully.

How can I receive a copy of the Company’s Form 10-K?

You can obtain, free of charge, a copy of our Form 10-K for the year ended December 31, 2008, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary Gentex Corporation 600 North Centennial Street Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s Internet web site under the heading “SEC Filings” at:

http://www.easyir.com/easyir/firl.do?easyirid=74B343E1F282071F

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY AND AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2008 Annual Report are available on the Company’s Internet web site under the heading “Annual Reports and Proxies” at:

http://www.easyir.com/easyir/firl.do?easyirid=74B343E1F282071F

Most shareholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail.

If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

•	Following the instructions provided when you vote over the Internet, or
•	Going to https://www.icsdelivery.com/gntx and following the instructions provided.

If you are a holder of record and you choose to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail message next year containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year.

If you hold your shares in “street name,” and choose to view future Proxy Statements and Annual Reports over the Internet and your broker or other nominee participates in this service, you will receive an e-mail message next year containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

HOUSEHOLDING INFORMATION

What is “householding?”

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at the address notifies us that they wish to receive additional copies. This procedure reduces our printing costs, mailing costs, and fees.

Shareholders who participate in householding will continue to receive separate Proxy Cards. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, at your request to the Corporate Secretary (at 600 North Centennial Street, Zeeland, Michigan 49464), we will promptly deliver a separate copy.

How do I withhold my consent to the householding program?

If you are a holder of record and share an address and last name with one or more holders of record, and you wish to continue to receive separate Annual Reports, Proxy Statements and other disclosure documents, you must withhold your consent by checking the appropriate box on the enclosed Proxy Card and returning it by mail in the enclosed envelope. Even if you vote by telephone or Internet, the enclosed Proxy Card must be returned and marked appropriately to withhold your consent to householding.

If you do not return the Proxy Card to withhold your consent to the householding program, you may revoke your consent at any future date. Please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of the receipt of the revocation of your consent, following which you will receive an individual copy of our disclosure document.

If you are receiving multiple copies of the Annual Report and Proxy Statement at an address shared with another shareholder, you may also contact Broadridge to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold shares in “street name,” please contact your broker or other nominee to request information about householding.

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished on or about April 3, 2009, to the shareholders of Gentex Corporation as of the record date, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 14, 2009, at 4:30 p.m. EST, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan.

        Each shareholder as of the record date, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of Proxies allows a shareholder of the Company to be represented at the Annual Meeting if he or she is unable to attend in person.

        There are four ways to vote your shares:

1)	By Internet at https://www.proxyvote.com. We encourage you to vote this way.
2)	By toll-free telephone (refer to your Proxy Card or Voting Instruction Form for the correct number).
3)	By completing and mailing your Proxy Card or Voting Instruction Form.
4)	By written ballot at the Annual Meeting.

        If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted for the election of all nominees named in the Proxy and to ratify Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2009. These proposals are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the Company, (2) delivery of a later-dated Proxy including a telephone or Internet vote, or (3) attending the meeting and voting in person (must provide proof of ownership of shares).

VOTING SECURITIES AND RECORD DATE

        March 19, 2009, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 137,624,459 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on matters presented to shareholders.

ELECTION OF DIRECTORS

        The Company’s Restated Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board. The Board has currently set the number of directors at nine. The Restated Articles of Incorporation also specify that the Board be divided into three classes, with the classes to hold office for staggered terms of three years each.

        The majority of the members of the Company’s Board of Directors qualify as “independent directors” as determined in accordance with the current listing standards of The NASDAQ Global Select Market (“NASDAQ”). Based on the current NASDAQ listing standards, the Company’s Board of Directors has identified and affirmatively determined the following individuals have no material relationships with the Company other than as a director and are independent: Gary Goode, John Mulder, Rande Somma, Wallace Tsuha, and James Wallace. In making its independence determinations, the Board considered that Mr. Mulder is a former employee and has a consulting arrangement with the Company as described herein.

        The terms of current board members Fred Bauer, Gary Goode, and James Wallace expire upon the election of the directors to be elected at the 2009 Annual Meeting. The Board has (upon the recommendation of the Company’s Nominating Committee) nominated Fred Bauer, Gary Goode, and James Wallace for election as directors at the Annual Meeting, each to serve a three-year term expiring in 2012.

-- Mr. Bauer has served as a director of the Company since 1981 and was most recently elected as a director by the Company’s shareholders in 2006.
-- Mr. Goode has served as a director of the Company since 2003 and was most recently elected as a director by the Company’s shareholders in 2006.
-- Mr. Wallace has served as a director of the Company since 2007 and was previously elected as a director by the Company’s shareholders in 2007.

        Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described above and below. If any of these nominees becomes unavailable, which is not now anticipated, the Board may designate a substitute nominee, under the recommendation of the Nominating Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the three nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Broker non-votes and votes withheld will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

        The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

        The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of March 1, 2009.

Name (Age) and Position	Business Experience Past Five Years

Nominees for Terms to Expire in 2012

Fred Bauer (66) Director since 1981	Mr. Bauer is the Chairman and Chief Executive Officer of Gentex Corporation, and he has held that position for more than five years. Mr. Bauer serves on the Company's Executive Committee.

Gary Goode (64) Director since 2003	Mr. Goode is the Chairman of Titan Distribution LLC, a Granger, Indiana, company that offers consulting and distribution services related to structural adhesives, and has held that position since 2004. He was previously employed at Arthur Andersen LLP ("Andersen") for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in March 2001. Mr. Goode is the Audit Committee Chairman at, and a director of, Universal Forest Products, Inc. He is the Chairman of the Company's Audit and Compensation Committees, and serves on the Company's Nominating Committee. Mr. Goode has affirmatively been identified as an independent director by the Board of Directors and as an audit committee financial expert.

James Wallace (66) Director since 2007	Mr. Wallace is President and CEO of Cranel, Inc., a Columbus, Ohio, company that provides storage, imaging, and information technology services; data storage solutions; document imaging, storage, publishing, and duplication services; and support, to the storage and imaging industry. He has held this position for more than five years. Mr. Wallace is the Chairman of the Company's Nominating Committee and serves on the Company's Compensation Committee. Mr. Wallace has affirmatively been identified as an independent director by the Board of Directors.

Directors Whose Terms Expire in 2011

Arlyn Lanting (68) Director since 1981	Until its dissolution in 2007, Mr. Lanting served as the Vice President-Finance of Aspen Enterprises, Ltd., a Grand Rapids, Michigan investment company. He held that position for more than five years. Mr. Lanting serves on the Company's Executive Committee.

Kenneth La Grand (68) Director since 1987	Mr. La Grand was the Executive Vice President of the Company from September 1987 to January 2003. Mr. La Grand serves on the Company's Executive Committee.

Rande Somma (57) Director since 2005	Mr. Somma currently acts as an independent consultant. He also is Chairman of NewNorth LLC, a Brighton, Michigan-based start-up, which has yet to engage in any business transactions. Previously, he was the President of Automotive Operations - Worldwide, at Johnson Controls from 2002-2003, and was President of Automotive Operations - North America from 2000-2002. Prior to that date and since 1988, Mr. Somma held several different managerial positions in the Automotive Systems Group at Johnson Controls. Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems and batteries. Mr. Somma serves on the Company's Audit Committee. Mr. Somma has affirmatively been identified as an independent director by the Board of Directors.

Directors Whose Terms Expire in 2010

Frederick Sotok (74) Director since 2000	Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) from October 1977 to October 1996.

John Mulder (72) Director since 1992	Mr. Mulder was the Vice President-Customer Relations of the Company from February 2000 to June 2002. Previously, he was Senior Vice President-Automotive Marketing of the Company from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing of the Company for more than five years. Mr. Mulder has affirmatively been identified as an independent director by the Board of Directors.

Wallace Tsuha (65) Director since 2003	Mr. Tsuha is Chairman and Chief Executive Officer of Saturn Electronics & Engineering, Inc. in Auburn Hills, Michigan, which is a global supplier of automotive electronics, electrical wiring, and electro-mechanical products to original equipment manufacturers (OEMs) and their first tier suppliers. Mr. Tsuha has held this position for more than five years. Mr. Tsuha serves on the Company's Audit and Compensation Committees. Mr. Tsuha has affirmatively been identified as an independent director by the Board of Directors.

        Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors and executive officers of the Company.

COMMON STOCK OWNERSHIP OF MANAGEMENT

        The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption “EXECUTIVE COMPENSATION,” and all directors and such executive officers as a group. The content of this table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2009.

	Amount and Nature of Ownership
Name of Beneficial Owner	Shares Beneficially Owned (1)		Exercisable Options (2)	Percent of Class
Dennis Alexejun	56,712		23,722	*
Fred Bauer	6,114,096		647,600	4.4%
Steve Dykman	45,701		32,215	*
Gary Goode	59,176		52,176	*
Enoch Jen	207,970		113,396	*
Arlyn Lanting	443,250		90,000	*
Kenneth La Grand	472,281	(3)	48,000	*
John Mulder	165,520		59,212	*
Mark Newton	18,795		7,795	*
Rande Somma	30,013		24,000	*
Frederick Sotok	78,494	(4)	63,500	*
Wallace Tsuha	46,852		41,852	*
James Wallace	16,000		12,000	*
All directors and executive officers as a group
(13 persons)	7,754,860		1,215,468	5.6%

*Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.
(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned “Shares Beneficially Owned.”
(3)	Includes 50,500 shares held in a trust established by Mr. La Grand’s spouse, and Mr. La Grand disclaims beneficial ownership of those shares. Also includes 36,846 shares held in trust by Mr. La Grand’s spouse for Mr. La Grand’s grandchildren, and Mr. La Grand disclaims beneficial ownership of these shares.
(4)	Includes 174 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities as of December 31, 2008. The information contained in this table is based on information contained in Schedule 13G furnished to the Company.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Wells Fargo & Company	13,175,224	9.43%
420 Montgomery Street
San Francisco, CA 94163

Fidelity Management and Research (FMR Corp.)	9,084,577	6.50%
82 Devonshire Street
Boston, MA 02109

Adage Capital Partners L.P.	7,184,676	5.14%
200 Clarendon Street
52nd Floor
Boston, MA 02116

CORPORATE GOVERNANCE

        The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

        The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Executive Committee, and may also, in accordance with the Company’s Bylaws, appoint other committees from time to time. Other than the Executive Committee, each committee has a written charter. All such charters, as well as any documents marked with an asterisk (*) in this Proxy Statement, are available under the heading “Corporate Governance” on the Company’s internet web site at http://www.easyir.com/easyir/firl.do?easyirid=74B343E1F282071F. Any of these documents will be provided in print to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

        Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board of Directors attended the 2008 Annual Meeting of Shareholders. Each of the current members of the Board of Directors are expected to attend the 2009 Annual Meeting of Shareholders. During 2008, the Board of Directors met on four occasions. All incumbent directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

Independent Directors

•	In accordance with the NASDAQ Stock Market Rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board of Directors has affirmatively determined a majority of its members are independent, and they include Messrs. Goode, Mulder, Somma, Tsuha, and Wallace. As such, a majority of the Board is comprised of independent directors as defined in the NASDAQ Stock Market Rules.
•	A meeting of the independent directors, separate from management, is an agenda item at each Board of Directors meeting. During 2008, the independent directors met on four occasions.

Audit Committee

•	The Company's Audit Committee currently includes Messrs. Goode (Chairman), Somma, and Tsuha.
•	The Audit Committee met four times during the fiscal year ended December 31, 2008. Information regarding the functions performed by the Committee is set forth in the following "Report of the Audit Committee."
•	The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.
•	All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.
•	The Audit Committee operates pursuant to the Gentex Corporation Audit Committee Charter, which is attached as Appendix A to this Proxy Statement.
•	The Company’s independent auditors report directly to the Audit Committee.
•	The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls.
•	The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called “Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors,” which is attached as Appendix B to this Proxy Statement.
•	The Audit Committee has adopted a policy titled “Complaint Procedures for Accounting and Auditing Matters” (*) to enable confidential and anonymous reporting to the Audit Committee.
•	The Audit Committee reviews and approves all related party transactions in accordance with its Charter. This review and approval covers all manners of related party transactions, which are viewed in light of applicable disclosure requirements, independence standards for directors, and applicable Company codes and policies.

Compensation Committee

•	The Company's Compensation Committee currently includes Messrs. Goode (Chairman), Tsuha, and Wallace.
•	The Compensation Committee met six times during the fiscal year ended December 31, 2008. The Compensation Committee is responsible for administering the Company’s stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. Information regarding functions performed by the Committee is set forth in the following “Compensation Committee Report.”
•	The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.
•	The Compensation Committee operates pursuant to the Gentex Corporation Compensation Committee Charter (*).
•	More information regarding the scope of authority of the Compensation Committee, any delegation of its authority, and the role of executive officers is set forth in the following “Compensation Discussion and Analysis.”

Nominating Committee

•	The Company's Nominating Committee currently includes Messrs. Wallace (Chairman) and Goode.
•	The Nominating Committee met one time during the fiscal year ended December 31, 2008 (holding other informal discussions at regularly scheduled Board meetings). The Nominating Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board of Directors.
•	The Board of Directors has affirmatively determined that all members of the Nominating Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.
•	The Nominating Committee operates pursuant to the Gentex Corporation Nominating Committee Charter (*).
•	The Nominating Committee has adopted certain procedures contained in a document called “Selection Process for New Board Candidates” (*) to consider candidates for director nominations. Generally, for each election of directors the Chair of the Nominating Committee initiates the search with support of the other committee member(s), other board members, and management, as needed. An initial slate that meets the established criteria are identified and presented to the entire Nominating Committee. The Nominating Committee will then conduct interviews and reviews, as appropriate and necessary. The Nominating Committee then meets to consider and approve the most qualified candidates so it can make its recommendation to the full Board of Directors.
•	The Nominating Committee has established the minimum qualifications for candidates, which are contained in a document called “Position Profile: Member of the Board of Directors” (*). Those required qualifications include: working with an entrepreneurial company; high level of personal and professional integrity; successful and distinguished business management career (using the Company’s core principles); understanding of the Company’s markets; and ability to work effectively with current Board members. The Position Profile also sets forth other desirable experience and qualifications.
•	The Nominating Committee has not yet paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.

•	The Nominating Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than five percent of the Company’s common stock.
•	The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for the Board of Directors. If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Restated Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating Committee for inclusion in the Company’s 2010 Proxy Statement as a Board nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chairman of the Nominating Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464. Any such nominations must be received by the Chairman of the Nominating Committee by no later than December 4, 2009, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice within the time periods set forth in the Company’s Restated Articles of Incorporation, which must include certain biographical information. In general, a written notice must be timely received and contain all information required to be disclosed in a solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, in addition to other information.
•	In accordance with the above-referenced Selection Process for New Board Candidates and the Position Profile, the independent directors approved the slate of nominees standing for election at the 2009 Annual Meeting of Shareholders, and recommended the same to the entire Board of Directors.

Executive Committee

•	The Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand. The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board or independent director review and approval. In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling make it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next Board meeting. This Committee did not meet during the fiscal year ended December 31, 2008.
•	The Executive Committee does not take any action which must be approved by the independent directors or a committee made up of only independent directors under applicable laws, rules and regulations.

Codes

•	The Board of Directors has adopted a “Code of Ethics for Certain Senior Officers” (*) that applies to the Company’s chief executive officer, principal financial officer and principal accounting officer. Information concerning any alleged violations is to be reported to the Audit Committee.
•	The Company has also adopted a “Code of Business Conduct and Ethics” (*). This Code applies to all directors, officers and employees of the Company.
•	No waivers of either of the foregoing codes has occurred to date.

Shareholder Communication with Members of the Board of Directors

•	You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•	The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

•	Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site under “SEC Filings” at http://www.easyir.com/easyir/firl.do?easyirid=74B343E1F282071F.

Report of the Audit Committee

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Audit Committee reviews this Charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

        Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        Pursuant to a meeting of the Audit Committee on February 18, 2009, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant” independence. Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

        The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2009, and has submitted the same to the shareholders for ratification at the Annual Meeting.

        This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Audit Committee:	Gary Goode, Chairman Rande Somma Wallace Tsuha

February 18, 2009

Compensation Committee Report

        The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board in discharging its responsibilities related to compensation of the Company’s executives. The Compensation Committee’s function is more fully described in its Charter, which the Board has adopted and is available on the Company’s website. The Compensation Committee reviews its Charter on an annual basis, recommending changes to the Board when and as appropriate. The Compensation Committee is comprised of three members, each of whom the Board has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

        Pursuant to a meeting of the Compensation Committee held on February 18, 2009, the Compensation Committee reports that it has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008, and this Proxy Statement, for filing with the Securities and Exchange Commission.

        This report of the Compensation Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Compensation Committee:	Gary Goode, Chairman Wallace Tsuha James Wallace

February 18, 2009

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview of Our Compensation System

The Primary Objectives Are:

•create and maintain an entrepreneurial culture
•motivate employees to:
-continue technical developments -improve customer satisfaction
•create and maintain teamwork (all salaried employees subject to same system)

The Elements Comprise:

•base salary •bonuses •stock-based incentives

We Emphasize Stock-Based Incentives:

•current pay (salary and bonus) predicated on competitive circumstances, but historically has been low in favor of stock-based compensation
•stock-based compensation intended to align executive and employee interests with the interests of our shareholders

Responsibilities

        Compensation Committee. The Compensation Committee of our Board of Directors is appointed to assist our Board in discharging its responsibilities relating to the compensation of our executives. The Compensation Committee:

•is comprised of three directors, each of whom has been determined by our Board to be independent under applicable standards;
•operates under and in accordance with its written Charter; and
•has a chair who sets meeting agendas and the calendar for meetings.

The Chief Executive Officer and other members of management attend meetings of the Compensation Committee at the request of this Committee. The Compensation Committee does meet in executive session as necessary. The Compensation Committee has the authority to engage outside consultants to advise the Committee with respect to compensation of executives, in its discretion.

        Board of Directors. The Board of Directors has responsibility to annually assess our director compensation program. Members of management attend meetings of the Board at the Board’s request, but the Board meets in executive session when necessary.

        Role of Executives in Establishing Compensation

        While the Compensation Committee is responsible for recommending CEO and other executive officer compensation to the Board of Directors for approval in accordance with its Charter, the CEO in particular provides input and makes recommendations to the Compensation Committee with respect to compensation decisions for other executive officers. In fact, the CEO (along with management) is primarily responsible for making compensation decisions for our other employees within established guidelines. The Compensation Committee does, however, review and approve all stock-based awards. Since the Compensation Committee and the entire Board recognize that the CEO and other executive officers have the greatest opportunity to influence our performance, our Compensation Committee concentrates its efforts on establishing proper rewards and incentives for executive officers. This structure provides our CEO and executive officers the freedom to influence and motivate our employees to positively impact our Company performance within the guidelines established by the Compensation Committee.

        Compensation Committee Activity

        During fiscal year 2008, the Compensation Committee met six times and also met in February of 2009 to approve the Compensation Committee Report included in the Proxy Statement. Included in the activities of the Compensation Committee was a review of each element of compensation payable to named executive officers, as well as the total compensation payable to them, by use of an Executive Officer Compensation Tally Sheet and Stock Appreciation Tally Sheet. These Tally Sheets total aggregate compensation for the current year and for a certain number of previous years so that compensation decisions of the Compensation Committee and the Board can be placed in the appropriate context.

Objectives of Compensation Program

        Compensation Philosophy. Our compensation program is comprised of three fundamental elements:

•base salary;
•bonuses; and
•stock-based incentives.

These elements are intended to reflect our cultural emphasis on all team members sharing in the financial opportunities and sacrifices at our Company, just as our shareholders do and are intended to avoid encouraging excessive and unnecessary risk taking. The compensation program is designed in light of our desire to maintain an entrepreneurial culture and to incentivize desired growth. The elements of compensation are utilized to accomplish several objectives, including:

•attract, motivate, and retain management personnel;
•encourage continued technical development and improve customer satisfaction;
•stay competitive for talent;
•encourage and reward individual achievement as well as overall Company performance; and
•focus on long-term performance (to align the interests of our team with the interests of our shareholders).

        The compensation program is available to all of our salaried employees generally and in operation provides for the same method of allocation of benefits between executive and non-executive participants. Our compensation program is reviewed periodically. Ingenuity of our employees, employee turnover, employee morale, and individual and Company performance are important factors in determining whether our compensation program is consistent with our philosophy and is meeting its objectives. No changes to our compensation system were made this past year based on the determination that our compensation system is appropriate under the foregoing factors.

        Compensation Elements in General

        As noted above, the compensation program is comprised of three fundamental elements: (1) base salary; (2) bonus; and (3) stock-based incentives.

        Base Pay. Base compensation for executive officers is predicated primarily on:

•competitive circumstances for managerial talent; and
•positions reflecting comparable responsibility.

Historically, base salaries for our employees have been relatively low, and stock-based compensation has received more emphasis to encourage our entrepreneurial culture. A variety of factors are considered concerning executive officer compensation which are discussed in more detail below.

        Bonuses.        Bonus compensation is comprised of two elements:

•payments under our Profit Sharing Bonus Plan; and •discretionary performance bonuses.

All of our full-time employees, including the CEO and other executive officers, are eligible to share in our Profit Sharing Bonus Plan after they have completed one full calendar quarter in our employ. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity is distributed quarterly to eligible employees under this plan. During 2008, this Profit Sharing Bonus Plan paid approximately $11,580,364 to approximately 2,802 employees. In addition, discretionary performance bonuses may be awarded to various managerial and technical employees, including named executive officers, based on individual performance and our overall performance.

        Stock-Based Compensation. Stock-based compensation is intended to align the interests of shareholders and executives by making our executives shareholders in a significant amount. We attempt to foster and maintain an entrepreneurial culture that seems to work best when our employees are owners and, therefore, win when our shareholders win. History and the current climate have confirmed for us that stock-based compensation provides appropriate incentives to improve long-term performance and is also a good retention tool. Stock-based compensation includes:

•stock options; and •restricted stock.

Stock options are granted under our Employee Stock Option Plan and restricted stock is granted under our Second Restricted Stock Plan, each of which has been approved by our shareholders.

Details of Compensation Program Design

        The fundamental elements of our compensation program allow compensation to be impacted by our overall performance and by individual performance as well.

        Impact of Performance on Compensation

        Each year, the Compensation Committee undertakes a CEO performance review which involves a multi-step process. First, the entire Board of Directors evaluates CEO performance on a variety of factors including:

•leadership;
•financial results;
•recruitment, training, retention, and morale of personnel;
•strategic planning;
•succession planning;
•communications with the Board, management, employees, and shareholders;
•contributions to our communities and industries in furthering business goals; and
•Board relations.

The Compensation Committee gathers the results of this evaluation. The Compensation Committee then considers these evaluations and discusses the same with the CEO. Based on the foregoing, the Compensation Committee then makes compensation recommendations to the entire Board. Pursuant to this process, the CEO’s base salary, discretionary performance bonus, and stock-based awards are determined and approved by the Board of Directors. Evaluations are also undertaken for non-CEO executive officers. Evaluations of all our employees take place on or about the employee’s anniversary date of employment. Through these evaluation processes, the Compensation Committee and the Board can exercise positive or negative discretion concerning compensation decisions. Specific performance targets are not used as we have found that emphasizing stock-based compensation has not required them.

        Instead, the Compensation Committee considers the foregoing factors in varying degrees. In its 2008 review of CEO performance, financial results, leadership (including staff changes), purchasing improvements, technological developments, and overseas growth, all impacted determination of CEO compensation by the Compensation Committee and our Board of Directors. Progress in strategic planning and succession planning were also considered in determining CEO compensation.

        Specifics on Elements of Compensation for 2008

        Tables.        The “Summary Compensation Table for 2008” shows the base salary, bonuses, stock awards, stock option awards and other compensation for each of our named executive officers. Total compensation for each named executive officer is also reflected in that Table. The “Grants of Plan-Based Awards for 2008” Table demonstrates our emphasis on stock-based compensation. The “Outstanding Equity Awards at Fiscal Year-End December 31, 2008,” Table and the “Option Exercises and Stock Vested for 2008” Table further demonstrate the aligning of our executive officers’ interests with those of our shareholders. We continue to believe these compensation elements and the mix of these elements are appropriate for the Company given its culture, performance, industry, and current challenges.

        Base Salary. The base salaries for our named executive officers are set forth in the “Summary Compensation Table for 2008.” The Company approved guidelines for 2008 that salaried employees, including executive officers, are eligible for an increase in base salary of up to 5% per year for performance alone and up to 10% per year total if increased responsibilities are undertaken (or, potentially, more in the case of a promotion). These guidelines have been revised to an increase in base salary of up to 3% for 2009 in the case where no additional responsibilities have been undertaken.

• For 2008, our CEO received a 3.7% increase in base pay, while our other executive officers received increases in base pay ranging from 4% to 5% (although Mr. Newton received a larger increase in base pay due to his promotion and appointment as an executive officer in 2008).
• Increases were predicated on good individual (based on the reviews discussed above) and company performance. The qualitative factors cited above in the review of CEO performance also impacted other executive officer compensation determinations.
• Base salaries for executives still remain relatively low as stock-based compensation is emphasized.

        Bonuses.        Profit Sharing Bonuses, in accordance with the above-described formula, and discretionary performance bonuses for named executive officers are also set forth in the “Summary Compensation Table for 2008.” The Company has approved a guideline such that employees, including executive officers, are eligible for discretionary performance bonuses of up to 20% of base salary (or, potentially more, in the case of a promotion or exemplary performance), based on individual and Company performance as determined in the evaluation process.

•CEO 2008 discretionary bonus — $0.
• Other Executive Officer 2008 discretionary bonus — 1% to 16% (although Mark Newton received a larger bonus in connection with his promotion and exemplary performance).

        Discretionary bonuses reflect our Compensation Committee’s positive and negative discretion. In addition, the Compensation Committee generally prefers to emphasize stock-based compensation for the CEO, as evidenced by the CEO not receiving a discretionary bonus in 2008.

        Stock-Based Compensation. Our named executive officers are also eligible to receive grants of stock options under our Employee Stock Option Plan and grants of restricted stock under our Second Restricted Stock Plan. The Company has approved guidelines so that stock option awards up to an established percentage may be made under our Employee Stock Option Plan and restricted stock awards of up to an established percentage may be made under our Second Restricted Stock Plan, which guidelines in operation provide for the same method of allocation of benefits between executive and non-executive participants. During 2008:

•CEO — 108,000 stock option shares granted
•Other Executive Officers — 11,520 to 27,570 stock option shares granted
•No Restricted Stock Awards

        These awards are predicated on both individual and company performance, while creating incentives to help achieve our long-term goals. In particular, in the case of our CEO, the Compensation Committee prefers stock option grants to the CEO rather than increasing base pay and discretionary bonuses to a level that would be more commensurate with the market for chief executive talent. In light of the fact that our CEO’s base pay is relatively low, and the fact that he received no discretionary bonus or restricted stock award, our CEO was granted the foregoing stock option award in 2008, which will only benefit him if our shareholders benefit as well. While the variability of these compensation decisions among our executive officers demonstrates discretion with respect thereto, it also demonstrates how important it is to our culture for all our salaried employees to be compensated within the same parameters.

        Our Employee Stock Option Plan makes stock options generally available to all of our salaried employees. All options, including those granted to named executive officers, are granted to employees around the end of the quarter in which their anniversary date of employment occurs at scheduled meetings of the Compensation Committee. Stock options are only granted at their fair market value on the date of Compensation Committee meetings with all such grants being reviewed and approved by the Compensation Committee. Generally, stock option awards to officers have a seven-year term and become exercisable (as long as employment continues), for 20% of the shares on each anniversary of the grant date commencing on the first anniversary of the grant date, although a five-year term might be used in order to incentivize certain behavior. Stock options for other employees generally carry a five- to seven-year term and similarly vest over time. Restricted stock awards are granted at the discretion of the Compensation Committee at scheduled meetings of the Compensation Committee. Generally, grants of restricted stock to eligible employees, including executive officers, are considered once every three years for each eligible employee. Usually, these share grants are restricted for five years from the date of grant, and as such are viewed as an important retention tool. Dividends are paid on such shares if, and to the extent, we pay dividends on our common stock.

        Other Compensation. All other compensation for named executive officers set forth in the Summary Compensation Table for 2008 includes “matching” contributions by the Company pursuant to our 401(k) plan, restricted stock dividends, and the personal use of automobiles by certain executive officers as detailed in the notes to the Summary Compensation Table. Finally, membership fees at local country clubs are paid for certain executive officers as detailed in the notes to the Summary Compensation Table. We also make available to our executives Company aircraft for personal use provided it does not conflict with any business purpose for the aircraft. All executives are required to reimburse us for the incremental costs for such use. The incremental cost to the Company of personal use of Company aircraft is calculated using our average variable operating costs. Those average variable operating costs include fuel, maintenance, use tax and other miscellaneous variable costs.

        We do not generally utilize any employment agreements as it has been our practice that all employees, including the CEO and other executive officers, serve the Company on an at-will basis. Similarly, we do not have any “golden parachute” agreements or contracts with current employees that guaranty severance payments.

Director Compensation

        Our Board of Directors has responsibility for periodically assessing our director compensation program.

        During 2008, our directors who are not employees of the Company received:

•$10,000 annual directors’ retainer fee; •$1,500 for each Board meeting attended; •$1,000 for each Committee meeting attended; and •options to purchase 6,000 shares of our common stock.

The Chairmen of our Compensation and Audit Committees also received an additional retainer fee in the amount of $3,000. The non-employee directors annual option to purchase 6,000 shares of our common stock is at a price per share equal to the closing price of our stock on the NASDAQ on the date of each annual meeting of shareholders in accordance with our shareholder approved Nonemployee Director Stock Option Plan. See the Director Compensation Table for 2008. Like executives, Board members may make personal use of Company aircraft if such use does not conflict with any business purpose for the aircraft and provided the director reimburses us for the incremental cost of such use. We believe this director compensation to be reasonable and appropriate.

Stock Ownership

        The Company has adopted Stock Ownership Guidelines (*) providing that executive officers should own three times their annual salaries in Company common stock and directors should own two times their annual director fees in Company common stock.

Impact of Regulatory Requirements

        In making compensation design and award decisions, we have considered the ability to deduct compensation in accordance with Internal Revenue Code Section 162(m). We have also considered the impact of Section 16 of the Securities and Exchange Act of 1934 and rules promulgated thereunder. Since we do not have a deferred compensation plan, it has not been necessary for us to consider the impact of Internal Revenue Code Section 409A in compensation design and award decisions. We have also undertaken certain actions disclosed in our SEC filings with respect to the impact of expensing stock-based awards (including stock options) under Statement of Financial Account Standards (SFAS) 123 (revised), “Share-Based Payment” [SFAS 123(R)]. The new executive compensation disclosure rules applicable to annual reports and proxy statements after December 15, 2006, have had no material impact on our decisions regarding compensation.

Conclusion

        We have reached the conclusion that each individual element of compensation, as well as the total compensation, delivered to our named executive officers and to our directors during 2008 are reasonable, appropriate, and in the best interests of our Company and our shareholders. That determination is based on a continuation of our compensation philosophy and practices which we believe align both the short-term and long-term interests of our employees with those of our shareholders. Although changes were considered given the downturn in the automotive industry, no changes were made during 2008. It remains the case that each element of our compensation program is important to accomplishing the Company’s goals of creating an entrepreneurial environment so that our employees are motivated to remain with us, individually perform to the best of their abilities, and focus on our long-term success.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth the compensation earned by the principal executive officer, principal financial officer, and other executive officers for services rendered to the Company for the fiscal year ended December 31, 2008.

Summary Compensation Table for 2008

(4) Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(3) All Other Compen-sation ($)	Total ($)
Fred Bauer,	2008	406,619	47,899	0	507,193	-	-	30,730	992,441
Chairman and CEO	2007	388,984	73,316	0	408,984			30,855	902,139
	2006	374,930	64,285	0	338,327	-	-	29,070	806,612
Enoch Jen,	2008	231,395	63,443	111,060	122,848	-	-	27,146	555,892
Senior Vice President	2007	220,330	71,523	102,285	125,757			27,402	547,297
	2006	196,834	51,653	75,960	126,499	-	-	17,920	468,866
Mark Newton,	2008	164,416	68,882	24,422	33,897			6,930	298,547
Senior Vice President - Electrical Engineering and Purchasing
Dennis Alexejun,	2008	211,822	27,957	64,073	71,762	-	-	24,236	399,850
Vice President - North	2007	202,228	48,126	44,679	60,414			21,542	376,989
American Marketing	2006	191,230	51,288	65,184	55,482	-	-	23,229	386,413
Steve Dykman,	2008	153,043	40,572	33,910	45,400	-	-	8,751	281,676
Vice President - Finance	2007	144,808	43,157	33,910	35,212			8,300	265,387

(1)     For each outstanding restricted stock award, the value shown is what is also included in the Company’s financial statements per SFAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. See the Company’s Annual Reports (Footnote 6) for the years ended December 31, 2008, 2007, and 2006. The actual number of restricted shares granted is shown in the “Grants of Plan-based Awards for 2008” table included herein. Assuming continued employment with the Company, restrictions on shares lapse upon expiration of five years from date of grant. Dividends are and will be paid on the shares if, and to the same extent, paid on the Company’s common stock. Executive officers are eligible to receive restricted stock awards every three years.

(2)     For each outstanding stock option award, the value shown is what is also included in the Company’s financial statements per SFAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. See the Company’s Annual Reports (Footnote 6) for the years ended December 31, 2008, 2007, and 2006, for a complete description of the SFAS 123(R) valuation. The actual number of stock options granted is shown in the “Grants of Plan-based Awards for 2008” table included herein.

(3)     Other compensation represents the sum of restricted stock dividends and “matching” contributions by the Company pursuant to its 401(k) Plan. In addition, other compensation includes the use of Company automobiles for Messrs. Bauer, Jen and Alexejun, pursuant to the Company’s policy for use of such vehicles and membership fees at local country clubs for Messrs. Bauer and Alexejun. These amounts exclude personal use of Company aircraft, which the Company makes available to its executives when personal use does not conflict with any business purpose for the aircraft. Reimbursement of the Company’s incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs).

(4)     As disclosed in previously filed Forms 8-K, effective January 1, 2008, John Carter was no longer an executive officer of the Company and Mark Newton became an executive officer of the Company. Effective January 2, 2007, Steve Dykman became an executive officer of the Company.

Grant of Plan-Based Awards

        The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company’s nonequity and equity incentive plans.

Grants of Plan-Based Awards for 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	(1) Grant Date	Thres-hold($)	Target($)	Maxi-mum($)	Thres-hold(#)	Target(#)	Maxi-mum(#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	(2) All Other Option Awards: Number of Securities Underlying Options (#)	(3) Exercise or Base Price of Option Awards ($/Sh)	(4) Grant Date Fair Value of Stock and Option Awards ($)
Fred Bauer	8/14/08	-	-	-	-	-	-	0	108,000	16.10	523,260
Enoch Jen	3/28/08	-	-	-	-	-	-	0	27,570	17.00	109,627
Mark Newton	9/30/08	-	-	-	-	-	-	0	11,520	14.30	40,583
Dennis Alexejun	9/30/08	-	-	-	-	-	-	0	19,690	14.30	69,364
Steve Dykman	12/24/08	-	-	-	-	-	-	0	13,200	8.30	27,337

(1)     The Grant Date is the date the Compensation Committee met to approve the grants.

(2)     These options are seven-year options that become exercisable, as long as the employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date, except the options granted to Mr. Jen which are five-year options that become exercisable, as long as the employment with the Company continues, for 25 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(3)     The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(4)     Stock option grant date fair values are based on the Black-Scholes option valuation model in accordance with SFAS 123 (R). Restricted stock awards represent the aggregate value at the date of grant for shares of common stock awarded under the Company’s Second Restricted Stock Plan. See the Company’s Annual Report (Footnote 6) for the year ended December 31, 2008, for additional information.

Outstanding Equity Awards at Fiscal Year End

        The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008, for the named executive officers. It also shows restricted stock awards not yet vested as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End at December 31, 2008

	Option Awards					Stock Awards
Name	(1) Number of Securities Underlying Unexercised Options (#)Exercisable	(1) Number of Securities Underlying Unexercised Options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities Underlying Unexer-cised Unearned Options (#)	(2) Option Exercise Price ($)	Option Expiration Date	(3) Number of Shares or Units of Stock That Have Not Vested (#)	(4) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred Bauer	160,000	0	-	14.11	8/15/09	0	0	-	-
	180,000	0	-	16.71	8/12/10
	189,000	0	-	17.25	8/12/11
	58,800	39,200	-	18.03	8/11/12
	39,200	58,800	-	13.52	8/10/13
	20,600	82,400	-	21.17	8/9/14
	0	108,000	-	16.10	8/14/15
	647,600	288,400	-			0	0	-	-
Enoch Jen	7,964	0	-	14.75	3/27/09	18,000	158,940	-	-
	7,320	0	-	12.82	3/28/10	10,800	95,364
	38,400	0	-	21.10	3/26/11
	24,240	16,160	-	15.93	3/30/12
	10,000	15,000	-	14.00	6/30/13
	5,250	21,000	-	16.25	3/30/14
	0	27,570	-	17.00	3/28/13
	93,174	79,730	-			28,800	254,304	-	-
Mark Newton	2,675	1,338	-	17.13	9/29/10	3,000	26,490	-	-
	3,200	4,800	-	14.36	9/20/13	5,000	44,150
	1,920	7,680	-	19.59	9/25/14
	0	11,520	-	14.30	9/30/15
	7,795	25,338	-			8,000	70,640	-	-
Dennis Alexejun	5,928	0		14.29	9/25/09	11,000	97,130	-	-
	6,800	6,800	-	17.13	9/29/12	6,600	58,278
	7,208	10,812	-	14.36	9/20/13
	3,786	15,144	-	19.59	9/25/14
	0	19,690	-	14.30	9/30/15
	23,722	52,446	-			17,600	155,408	-	-
Steve Dykman	17,860	0	-	17.71	12/22/09	5,000	44,150	-	-
	7,035	2,345	-	19.50	12/27/10
	4,800	7,200	-	15.85	12/27/13
	2,520	10,080	-	18.12	12/27/14
	0	13,200	-	8.30	12/24/15
	32,215	32,825	-			5,000	44,150	-	-

(1)     These options become exercisable, as long as employment with the Company continues, for twenty percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date. Mr. Jen has 27,370, Mr. Newton has 4,013, and Mr. Dykman has 27,240 five-year options, that become exercisable, as long as employment with the Company continues, for twenty five percent of the shares each anniversary of the grant date commencing on the first anniversary of the grant date. The options were granted to Mr. Newton and Mr. Dykman before they became executive officers. Five-year options were granted to Mr. Jen to encourage him to remain with the Company. On March 30, 2005, in response to the required implementation of SFAS No. 123(R), the Company accelerated the vesting of current “under water” stock options. As a result of the vesting acceleration, stock option grants with an expiration date of 8/12/10, 9/24/10, 3/26/11, 6/30/11, 8/12/11 and 9/29/11 became immediately exercisable.

(2)     The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants. The exercise price may be paid in cash, in shares of the Company’s common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)     Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant. Dividends are and will be paid on these shares if, and to the same extent, paid on the Company’s common stock.

(4)     Represents the aggregate market value as of 12/31/08 for shares of common stock awarded under the Company’s Second Restricted Stock Plan.

Option Exercises and Stock Vested

        The following table contains information regarding the exercise of stock options during the fiscal year ended December 31, 2008, by the following executive officers:

Option Exercises and Stock Vested for 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fred Bauer	160,000	248,800	0	0
Enoch Jen	0	0	0	0
Mark Newton	0	0	0	0
Dennis Alexejun	0	0	0	0
Steve Dykman	0	0	4,200	35,322

        The Company has not adopted any long-term incentive plan, defined benefit or actuarial plan, or nonqualified deferred compensation plan, as those terms are defined in applicable laws, rules, and regulation promulgated by the Securities and Exchange Commission. The Company does not have any contracts with its named executive officers linked to a change in control of the Company other than with respect to vesting certain restricted stock or stock option awards which provisions are applicable to all employees receiving such awards.

DIRECTOR COMPENSATION

        The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company’s directors during the fiscal year 2008.

Director Compensation for 2008

Name	(1) Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(3) All Other Compensation ($)		Total ($)
Gary Goode	33,000	-	37,752	-	-	0		70,752
Arlyn Lanting	16,000	-	37,752	-	-	0		53,752
Kenneth La Grand	16,000	-	37,752	-	-	0		53,752
John Mulder	16,000	-	37,752	-	-	2,000	(4)	55,752
Rande Somma	20,000	-	37,752	-	-	0		57,752
Fred Sotok	30,000	-	37,752	-	-	0		67,752
Wallace Tsuha	21,000	-	37,752	-	-	0		58,752
Jim Wallace	16,000	-	37,752	-	-	0		53,752

(1)     Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director’s retainer in the amount of $10,000 per year plus $1,500 for each meeting of the Board attended and $1,000 for each committee meeting attended. Directors who are chairman of the Compensation and Audit Committees receive an additional retainer fee in the amount of $3,000 per year.

(2)     Nonemployee directors who are directors immediately following each Annual Meeting of Shareholders are entitled to receive an option to purchase 6,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s stock on NASDAQ on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of grant. For each outstanding stock option award, the value shown is what is also included in the Company’s financial statements per SFAS 123(R). See the Company’s Annual Report (Footnote 6) for the year ended December 31, 2008, for a complete description of the SFAS 123(R) valuation.

(3)     The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft. Reimbursement of the Company’s incremental cost is required for personal use of Company aircraft, which is calculated using average variable operating cost (including fuel, maintenance, use tax and other miscellaneous variable costs).

(4)     The Company has entered into a consulting agreement with John Mulder subsequent to his retirement in June 2002. During 2008, the Company paid Mr. Mulder $2,000 in consulting fees, plus reimbursement of business expenses.

        The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2008:

Executive Compensation Plan Summary

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation Plans approved by
Shareholders	10,327,243	$15.943	12,540,675
Equity Compensation Plans not approved by
Shareholders	--	--	--
Total	10,327,243	$15.943	12,540,675

Compensation Committee Interlocks and
Insider Participation

        The Compensation Committee is currently comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. The Compensation Committee is responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers. During the fiscal year ended December 31, 2008, Frederick Sotok served as a member of the Compensation Committee. See “Certain Transactions” below for additional information.

CERTAIN TRANSACTIONS

        The Audit Committee of the Company reviews and approves all related party transactions in accordance with its Charter. The Code of Business Conduct and Ethics requires directors, officers, and employees to report these types of matters. In addition, the Company uses questionnaires for its directors and officers annually in part to discover any unreported related-party transactions. The approval of the Audit Committee is required for related-party transactions.

        Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company’s fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a “net” lease, obligating the Company to pay all expenses for maintenance, taxes, and insurance, in addition to rent. During 2008, the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

        Philip A. Sotok, the son of director Frederick Sotok, is an employee and has an indirect interest in a vendor of the Company. For a period of time starting on or about January 1, 2009, the Company has agreed to utilize this vendor, a certified minority supplier, as a distributor for certain electronic components. This vendor expects to realize net distribution fees of approximately $3,000,000 between 2009 and 2012. By virtue of an indirect interest, Philip A. Sotok could realize approximately $6,500.

        Jeremy Fogg, Director of Mechanical Program Management, is the son-in-law of Fred Bauer, the Company’s Chairman of the Board and Chief Executive Officer. In 2008, Jeremy Fogg earned $150,372, including profit-sharing and performance-based bonuses. Jeremy Fogg also received an option to purchase 7,500 shares of Gentex common stock at an exercise price of $14.30. All of Mr. Fogg’s compensation is determined under and in accordance with the Company’s existing compensation plans and policies applicable to all salaried employees.

        The Company is highly selective, and hires new employees based upon merit. Employees may also be eligible for certain other benefits which are similarly available on no less favorable terms to other employees of the Company at the same level and pay rate. Family members of any employee are not discouraged from seeking employment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

        The Audit Committee and Board of Directors have selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2009. The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2008	2007
Audit Fees	$193,900	$189,100
Audit-Related	--	--
Tax Fees	--	57,000
All Other	--	--
Total	$193,900	$246,100

        Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, timely quarterly reviews, foreign statutory audits and consultations concerning accounting matters associated with the annual audit. Tax services primarily include amounts billed for assistance with the calculation of the extra-territorial exclusion. All non-audit services were pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors, which is attached as Appendix A to this Proxy Statement.

        Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Audit Committee and Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that Wallace Tsuha was late in reporting the open market purchase of 1,000 shares in October of 2008.

SHAREHOLDER PROPOSALS

        Any proposal of a shareholder intended to be presented at the 2010 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than December 4, 2009, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials. To be timely, such a shareholder’s notice must be delivered, or mailed and received at, the Company’s headquarters 60 days prior to the scheduled meeting date as the meeting date was announced on January 29, 2009. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

        The Company’s Annual Report to Shareholders, including financial statements, is being delivered to shareholders with this Proxy Statement.

        Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

        The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

        Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Connie Hamblin Connie Hamblin Secretary

April 3, 2009

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APPENDIX A

AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE CHARTER

Effective February 19, 2009

I.	ROLE:

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for: (a) management’s conduct of the Company’s accounting and financial reporting processes; (b) the audits of the Company’s financial statements; and (c) the Company’s system of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethics.

II.	MEMBERSHIP:

A. Independence/Composition. The Audit Committee shall be comprised of not less than three (3) members of the Board of Directors. Each member of the Audit Committee shall meet independence and experience requirements of the NASDAQ Stock Market Rules, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Accordingly, the members of the Audit Committee will consist of directors:

•	None of whom has any relationship to the Company that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; and

•	All of whom, as determined by the Board of Directors in its business judgment, are financially literate and have a working familiarity with basic financial and accounting practices and at least one member of the Audit Committee shall (barring a vacancy) meet the NASDAQ standard for financial sophistication and one member shall (barring a vacancy) be an “audit committee financial expert” in compliance with the criteria established by the Commission.

B. Appointment. The members of the Audit Committee shall be nominated and appointed annually to one year terms by the Board of Directors. The Board shall designate one member of the Audit Committee as Chair. Audit Committee members may be replaced by the Board. A member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies.

III.	MEETINGS:

A. Schedule. The Audit Committee shall hold regular meetings at least quarterly each fiscal year. The meeting schedule shall include sessions with management, and the independent auditor. Each regularly scheduled meeting of the Audit Committee shall, however, conclude with an executive session of the Audit Committee, absent members of management and on such terms and conditions as the Audit Committee may elect. Special meetings of the Audit Committee may be called pursuant to any procedures established by the Audit Committee. Pre-meeting materials are expected to be distributed to Audit Committee members in sufficient time prior to meetings to permit review by members before such meetings.

B. Minutes/Reports. The Audit Committee shall keep written minutes of its meetings, including a report of all actions taken by the Audit Committee. Such minutes shall be delivered to the Board of Directors and shall be maintained with the books and records of the Company.

IV.	RESPONSIBILITIES:

The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing the Company’s financial statements. Consequently, the Audit Committee’s role is one of oversight and does not provide any expert assurance or certification as to the Company’s financial statements or the work of the independent auditor. The independent auditor, however, is directly accountable to the Audit Committee as set forth below.

The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function:

A. Document and Report Review

1.	Review, assess the adequacy of, and update this Charter periodically or as conditions dictate (no less often than annually).

2.	Review and discuss with management the Company’s annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or to the public, including any report issued by the independent auditor, and including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements. In lieu of the entire Audit Committee undertaking such review and discussion, the Chair may review and discuss with management if the entire Audit Committee’s involvement is not required by any applicable law, rule, or regulation.

3.	Review any management letters or other reports from the independent auditor, management’s responses thereto, other communications between management and the independent auditor, and any subsequent updates on actions taken, as appropriate.

4.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

5.	Review and discuss with management and the independent auditor the quarterly report on Form 10-Q prior to its filing, including matters required to be reviewed under applicable legal, regulatory, or NASDAQ requirements.

6.	Discuss with management earnings press releases prior to dissemination, and financial information and earnings guidance provided to analysts and rating agencies. In lieu of the entire Audit Committee undertaking such discussions, the Chair may hold such discussions with management if the entire Audit Committee’s involvement is not required by any applicable law, rule, or regulation.

7.	Review management’s assessment and report on the effectiveness of the Company’s internal controls over financial reporting.

B. Independent Auditors

1.	Select and appoint, determine the compensation of and funding for, evaluate, and provide oversight of the Company’s independent auditor (engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services), including the removal of the Company’s independent auditor, all within the Audit Committee’s sole authority. The independent auditor shall report and be accountable directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor.

2.	On an annual basis, receive from the independent auditor a formal written statement delineating, and review and discuss with the independent auditor, all relationships the auditor has with the Company (consistent with applicable requirements) to determine the auditor’s objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

3.	Implement and administer the Company’s Policy Regarding the Approval of Audit and Permissible Non-Audit Services Provided by the Independent Auditor.

4.	Review the independent auditor’s attestation and report on management’s assessment and report on the effectiveness of the Company’s internal controls over financial reporting, and hold timely discussions with the independent auditor regarding the content of that attestation and report.

5.	At least annually, obtain and review a report by the independent auditor regarding:

(a)	The firm’s internal quality control procedures;

(b)	Any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)	All relationships between the independent auditor and its related entities and the Company and its related entities (with a confirmation that in the professional judgment the auditor is independent of the Company under all applicable laws, rules, and regulations).

C. Financial Reporting Processes

1.	Review the integrity of the Company’s financial reporting process, both internal and external, giving consideration to consultation with management and the independent auditors.

2.	Review the Company’s critical accounting policies and practices, and alternative treatments, as well as consider and approve, as appropriate, major changes to the Company’s accounting policies and practices or internal controls over financial reporting as suggested by the independent auditor and/or management. Discuss with the independent auditor an analysis of the auditor’s judgment as to the quality of the Company’s accounting policies and practices.

3.	Review and approve all related party transactions.

4.	Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters.

D. Internal Audit

1.	Discuss with management and the independent auditor the necessity of an internal audit function.

2.	To the extent an internal audit function is considered necessary, to oversee the organization, objectivity, responsibilities, plans, budgets, and staffing of such a function.

E. Ethical and Legal Compliance

1.	Review the Company’s Code of Conduct and Code of Ethics for Senior Officers to ensure that management has maintained a system to comply with expected ethical and legal requirements.

2.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.	Discuss the Company’s risk assessment and risk management, any steps taken by management to control or mitigate risk exposure, as well as any audit problems or difficulties and management’s response.

F. Other

1.	Prepare the Audit Committee report, in accordance with all applicable rules and regulations, to be included in the Company’s annual proxy statement to shareholders.

2.	Perform an annual self-assessment relative to the Audit Committee’s purpose, duties and responsibilities set forth in this Charter.

3.	Obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform the Audit Committee’s duties and responsibilities. The Audit Committee has the sole authority to retain and determine the funding for such advisors and shall be given the necessary resources to retain such advisors and to otherwise fulfill its functions as set forth in this Charter.

4.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.	LIMITATIONS:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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APPENDIX B

Revised Audit Committee
Procedures for Approval of Audit and Non-Audit
Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.	The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

a.	If the proposed independent auditors’ engagement is equal to or less than $25,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

b.	If the proposed independent auditors’ engagement is greater than $25,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations.

Effective October 30, 2003

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©2009, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464